SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2002

                          Commerce Group Corp.
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          (Exact name of registrant as specified in its charter)



    Wisconsin                 1-7375                      39-1942961
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(State or other       (Commission File Number)       (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)



         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

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ITEM 5.  OTHER EVENTS MATERIAL DISCLOSURE

Commerce Group Corp.'s (Commerce) Joint Venture was abruptly and unexpectedly notified that the El Salvador Director of Hydrocarbons and Mines, a Department of the El Salvador Ministry of Economy, plans to cancel the Joint Venture's concession (license), which is a right to extract precious metals from Commerce's San Sebastian Gold Mine (SSGM) located in the Republic of El Salvador, Central America. There is no specific reason provided by the El Salvador Director of Hydrocarbons and Mines for this incredible and unbelievable notification. This event is shocking to Commerce as it and its 82 1/2%-owned subsidiary and joint venture partner, San Sebastian Gold Mines, Inc. (Sanseb), have been involved with the SSGM since October 1968 (almost 34 years) and have invested more than U.S. $76 million. This investment is in the exploration, development and holding costs (including 17 years of civil unrest) in establishing gold ore reserves that contain more than 1.5 million ounces of gold. The gold in these ore reserves is valued at U.S. $465 million, based on a world market price of $310 an ounce. If this cancellation does take effect, Commerce's investment of more than $76 million and its 1.5 million ounces of gold would be confiscated.

After many years of exploration at four other mines, Commerce experienced seizure of its assets when its pending license applications for the Modesto Mine, El Potosi-San Felipe Mine, Montemayor Mine and the Hormiguero Mine, all located in El Salvador, were transferred to others by the Department of Hydrocarbons and Mines without any explanation or reason. Commerce's exploration on these properties was disregarded and no consideration was given for the great expense, time, and effort involved. As a matter of interest, there are no other mining companies presently active in the production of gold, and Commerce is the only active U.S. mining company. Since May 2002, Commerce has been trying to meet with the Ministry of Economy and the Director of Hydrocarbons and Mines with the belief that certain regulatory differences would be discussed. On July 1, 2002, the Director of Hydrocarbons and Mines implied that a meeting date would be arranged.

On Friday, July 26, 2002 at 2:15 p.m. (El Salvador time) the notice to cancel the concession (license) dated July 18, 2002 was first submitted to Commerce's El Salvador legal counsel; it provided three business days to respond (reference is made to Exhibits A and B). This notice was delivered just three days prior to a full week holiday in El Salvador (August 1-7, 2002) whereby the offices of all of El Salvador officials were closed. On July 31, 2002 Commerce's legal counsel responded within the time frame and informed the Director of Hydrocarbons and Mines that Commerce was protesting this notice for it was not justifiable and not in a manner conformable and in agreement with the El Salvador law. The final decision rests with the El Salvador Ministry of Economy or the El Salvador Courts.

Commerce firmly believes that there is a political reason for this cancellation notice and that there is not a major regulatory, non-compliance problem. Therefore, Commerce has sought the support of the United States Government to intervene with this incredible notification. On behalf of Commerce's shareholders, every remedy available will be pursued in order to protect their investment. Commerce anticipates the intervention of the United States Government.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date:  August 7, 2002         __________________________________________
                              By:  Edward L. Machulak, President